EXHIBIT 10.1

                             MEMORANDUM OF AGREEMENT
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                                      AMONG
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                           WELLSTAR INTERNATIONAL INC.
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                                       AND
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                         GL ENERGY AND EXPLORATION, INC.
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                                   PERTAINING
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                                       TO
                                       --

                      THE PILOT AND PRODUCTION PLANT PHASES
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                                       OF
                                       --

                              THE LA BARCA DEPOSIT
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                                       AND
                                       ---

                            DUNA CHOAPA NORTE DEPOSIT
                            -------------------------

                                      DATED
                                      -----

                                  MAY 29, 2003.
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         MEMORANDUM OF AGREEMENT made as of the 29th day of May, 2003.

         BETWEEN:

         WELLSTAR INTERNATIONAL INC., a corporation incorporated pursuant to the laws of the State of Nevada with its principal office located at Suite 300, 1497 Marine Drive, West Vancouver, British Columbia V7T 1B8 (hereinafter referred to as "Vendor")

                                                               OF THE FIRST PART

         -and-

         G L ENERGY AND EXPLORATION, INC., a corporation incorporated pursuant to the laws of the State of Delaware with its principal office located at 141 Adelaide Street West, Suite 1004, Toronto, Ontario M5H 3L5 (hereinafter referred to as "Purchaser")

                                                              OF THE SECOND PART

         WHEREAS

         A. The Vendor is the "Financial Partner" to those certain Joint Venture Agreements among SEM Mining Corporation S.A. ("SEM") and the Vendor dated January 22, 2003, pursuant to which the Vendor will participate in the production of the Heavy Metal Components (including Rutile, Zircon, Magnetite, Ilmenite, Nickel, and Rare-Earth Oxides) produced from the La Barca Deposit and Duna Choapa Norte Deposit (hereinafter referred to as the "Claims") on the terms and conditions as set forth in the Joint Venture Agreements pertaining to the Pilot and Production Plant Phases ("JVAs") a true and correct copy of which are attached hereto as Exhibits A and B.

         B. The Purchaser has agreed with the Vendor to purchase a One Hundred percent (100%) interest of the Vendor's Sixty percent (60%) equity interest in the Claims to the extent provided for in the JVAs and pursuant to the terms set forth below.

         THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

         1.     Equity Interest Purchased.

         Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign, and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendor a One Hundred percent (100%) interest of the Vendor's Sixty percent (60%) equity interest in the Claims and related JVAs:


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         A.     The Vendor  represents that it has the right to sell, assign and transfer all or a portion of its equity interests in the Claims and the related JVAs to third parties and that the Purchaser will be such third party under each Claim and the related JVAs and upon the sale, assignment and transfer the Purchaser will become obligated under the Claims and the related JVAs to abide by the terms of the JVAs as if Purchaser were a signatory thereto. The JVAs require, among other things, that the Financial Partner perform as follows:

                i. To contribute TWO MILLION U.S. DOLLARS (U.S. $2,000,000) of funding for a Pilot Plant by June 22, 2003. The Pilot Plant is intended to determine the final specifications and operating parameters (i.e. fine tuning) of the Production Plant. The Pilot Plant will be used to train the personnel for the Production Plant and may be used as a production plant until such time as the Production Plant comes on line;

                ii.   To  contribute   of  EIGHT  MILLION  U.S.   DOLLARS  (U.S.
$8,000,000) of funding for a Production Plant by January 22, 2004.

         B. The Purchaser hereby acknowledges that the marketing and negotiations of sales contracts of the concentrates, metals, and other marketable heavy metal mineral products will be the responsibility of the JVAs' Financial Partner with help and guidance only from SEM whenever possible, that such sales contracts before being finalized must be discussed with SEM, that a record shall be kept on such sales and made available to the JVAs' parties in a timely manner;

         C. The Financial Partner to the JVAs participates only in the Claims' Heavy Mineral Components with a specific gravity greater than 2.65 with the exception of garnierite, which is also a part of the JVAs;

         D. The Financial Partner to the JVAs has Rights of First Refusal only to finance and develop the exploitation of the Light Mineral Components with a specific gravity of less than 2.65 of the Claims on the basis of an equal fifty percent interest split among the Financial Partner and SEM ("Rights of First Refusal"). The Rights of First Refusal retained exclusively by the Vendor, are not conveyed by the Vendor to the Purchaser by this Agreement and are not made a part of this Agreement in any manner or respect.

         2.     Purchase Price.

         The Purchase Price shall be as set forth herein below paid by the Purchaser to the Vendor as follows:

         At Closing, the Purchaser will issue as the Vendor directs TWENTY MILLION (20,000,000) shares of voting, non-assessable, par value $.001, Common Stock of GL Energy and Exploration, Inc. (the "Common Stock"). The Vendor has directed the Purchaser that TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares shall be issued to Arthur Lang ("Lang") and that SEVENTEEN MILLION FIVE HUNDRED THOUSAND (17,500,000) shares shall be issued to Donald Byers ("Byers").


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         3.     Representations and Warranties of Vendor and Others.

         The Vendor represents and warrants that as of the date hereof and through the date of Closing:

         A. The Vendor acknowledges that the Purchaser is relying upon the Vendor's representations and warranties in connection with the purchase of an equity interest in the Claims and related JVAs;

         B. The Vendor is a party to those certain JVAs entitled Pilot Plant Phase and Production Plant Phase between SEM and the Vendor dated January 22, 2003. Upon the sale, assignment and transfer of the Vendor's interests in the Claims and related JVAs as hereinabove described, Purchaser will obtain marketable title thereto, free and clear of all liens and encumbrances of every nature;

         C. No person has any agreement, option or right of any nature to purchase a portion of the Vendor's interests in the Claims and related JVAs that are conveyed hereby. The Light Mineral Components and any other portion, percentage or aspect of the Claims that are not conveyed expressly hereby are specifically reserved to the Vendor;

         D. The entering into of this agreement by the Vendor and the undertaking of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constituting documents or of the by-laws of the Vendor or of any indenture or other agreement, written or oral, to which the Vendor may be a party;

         E. This agreement has been duly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable in accordance with its terms. Other than the Actions by the Consent of the Vendor's Sole Shareholder and Director, no securities holders of Vendor are required to approve the sale, assignment or transfer of the Vendor's equity interests in the Claims and related JVAs as hereinabove described ;

         F. To the best of the Vendor's knowledge, information and belief, there are no existing or threatened legal actions or claims against it.

         G. Lang and Byers hereby represent and warrant to and covenant with the Purchaser that the acquisition of the Common Stock is for their own accounts, for investment purposes and is not being done with a view towards distribution of the Purchaser's securities. Neither Lang nor Byers has a present intention of or pre-existing arrangement to sell the Common Stock.


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         Each person receiving shares of the Purchaser  hereunder  (collectively referred to as the "Recipients" for purposes of this section 3.G.) acknowledge and agree that the Common Stock has not been registered under the Securities Act of 1933 (the "Act") or any applicable U.S. state securities law and that the Common Stock may not be offered or sold in the United States or to a U.S. person unless the Common Stock is first registered under the Act and under any applicable state securities law, or an exemption from the foregoing registration requirements is or are identified and complied with. The Recipients bear the sole obligation and responsibility of compliance with all applicable state and federal securities laws regarding any resale of the Common Stock.

         The Recipients understand that the Common Stock is being offered and sold in reliance upon specific exemptions from the registration requirements of the federal and state securities laws, and the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Recipients set forth herein in order to determine the applicability of such exemptions. The Recipients shall remain solely responsible to satisfy themselves as to the full observance by this offer and sale of the Common Stock of the laws of any jurisdiction, and that they have done so.

         H. Vendor represents that no bulk sales laws are applicable to the transactions contemplated by this agreement;

         I. To the best of Vendor's information, knowledge and belief, no taxes are due by it to any taxing authority, foreign or domestic, and if any taxes are due by it, Vendor shall pay all taxes and any penalties and any interest that may be assessed upon such taxes that are due.

         4.     Covenants of the Vendor.

         A. The Vendor agrees and covenants that on or before the Closing Date, it will do or will cause to be done all necessary steps and proceedings to notify SEM that the Vendor has assigned a portion of its interests of its shares in the JVAs to the Purchaser. The Vendor will provide all information about the Vendor and its designees that the Purchaser requires to complete and file
Schedule 14F and Form 8-k and represents that the information will be complete and accurate in all respects pursuant to the rules and regulations of the Securities and Exchange Commission.

         B. The Vendor agrees and covenants that on or before June 13th, 2003, it will cause the Purchaser to issue shares of its Common Stock from its 2003 Equity Performance Plan in the amounts and to the individuals as follows:

                i. Mitchell Geisler in the amount of ONE HUNDRED AND TEN THOUSAND (110,000) shares for reimbursement of expenses paid as Purchaser's President valued at $110;


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                ii.   Cindy  Roach in the  amount  of TWENTY  THOUSAND  (20,000)
shares for reimbursement of expenses paid as Purchaser's Secretary valued at $20; and

                iii. Rob Landau in the amount of EIGHTY THOUSAND (80,000) shares for consulting services rendered in the amount of FIVE THOUSAND DOLLARS ($5,000) regarding and pertaining to the Company's mining property sites.

         5.       Representations, Warranties and Covenants of the Purchaser.

         A. As of the date hereof and as of the Closing Date the Purchaser acknowledges that the Vendor is relying upon the Purchaser's representations and warranties in connection with the acquisition of the Common Stock;

         B. The entering into of this agreement by the Purchaser and the undertaking of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constituting documents or of the by-laws of the Purchaser or of any indenture or other agreement, written or oral, to which the Purchaser may be a party;

         C. This agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable in accordance with its terms; and

         D. The Purchaser agrees and covenants that it will do or will cause to be done all necessary steps and proceedings to effect the appointments of Donald Byers and Arthur Lang to the Board of Directors of G L Energy and Exploration, Inc.

         E. The Purchaser hereby acknowledges that it is apprised of the specifications and requirements of the Pilot Plant and the Production Plant and that the Purchaser has reviewed the December 19, 2002, Executive Summary regarding the Claims and the related JVAs and has had an opportunity to make full inquiry regarding the Pilot Plant and the Production Plant.

         6.     Closing Date.

         The parties hereto shall mutually agree on the time and place of the Closing and shall set the Closing Date at the earliest practicable time but in no event shall the Closing occur after May 29, 2003, unless the parties mutually agree in writing to a later date.

         7.     Entire Agreement.

         This agreement constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties hereto and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.


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         8.       Proper Law of Contact.

         This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         9.       Benefit and Binding Nature of the Agreement.

         This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         10.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party execute the same counterpart, so long as identical counterparts are executed by all parties. Any facsimile signature of any party on the signature page hereto, or the signature pages of any other agreement or document contemplated hereby, received by any other party shall constitute an original signature page for all purposes.


         IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

Vendor:                                     Purchaser:

WELLSTAR INTERNATIONAL INC.                 G. L. ENERGY AND EXPLORATION INC.



By: ___________________________             By: ___________________________
Its: President                              Its: President

As to the provisions of Paragraph 3.G.


Donald Byers:


By:____________________________


Arthur Lang:


By: ___________________________




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